EXHIBIT 21


PEOPLES BANCORP INC. ANNUAL REPORT ON FORM 10-K
FOR FISCAL YEAR ENDED DECEMBER 31, 1994


Subsidiaries of Peoples Bancorp Inc.

The following are the only subsidiaries of Peoples Bancorp Inc.:

Name of Subsidiary                             Jurisdiction of Incorporation
------------------                             -----------------------------
The Peoples Banking and Trust Company                       Ohio

The First National Bank of Southeastern Ohio            United States

The Northwest Territory Life Insurance Company             Arizona